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                                                                   Exhibit 4.7b


Facility Lease Agreement (Milliken A-2), dated as of May 1, 1999, between Milliken Facility Trust A-2, as Lessor, and AES Eastern Energy, L.P., as Lessee

Facility Lease Agreement (Milliken B-1), dated as of May 1, 1999, between Milliken Facility Trust B-1, as Lessor, and AES Eastern Energy, L.P., as Lessee

Facility Lease Agreement (Milliken B-2), dated as of May 1, 1999, between Milliken Facility Trust B-2, as Lessor, and AES Eastern Energy, L.P., as Lessee

Facility Lease Agreement (Milliken C-1), dated as of May 1, 1999, between Milliken Facility Trust C-1, as Lessor, and AES Eastern Energy, L.P., as Lessee